ARTHUR ANDERSEN LLP





                    Consent Of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our reports on Pioneer Equity-Income Fund dated June 5, 1998 and December 3, 1997 (and to all references to our firm) included in or made a part of Pre-Effective Amendment No. 1 and Amendment No. 1 to Registration Statement File Nos. 333-46453 and 811-08657, respectively.



                                             /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 23, 1998